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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 2000 included in MRV Communications, Inc.'s Form 8-K/A Amendment No. 1 filed with the SEC on September 22, 2000 and Form 8-K/A Amendment No. 2 filed with the SEC on October 5, 2000 pertaining to AstroTerra Corporation and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

San Diego, California
February 8, 2001